Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Registration Statement (Form N-1A) and related Statement of Additional Information of the William Blair Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 105 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

April 9, 2013